AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST , 1996

                                                       REGISTRATION NO. 333-9081
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CALI REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                                            22-3305147
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                            ------------------------
                                11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                   AREA CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                  JOHN J. CALI
                              CHAIRMAN OF THE BOARD
                                11 COMMERCE DRIVE
                           CRANFORD, NEW JERSEY 07016
                                 (908) 272-8000
                           (908) 272-6755 (FACSIMILE)
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                           JONATHAN A. BERNSTEIN, ESQ.
                               BLAKE HORNICK, ESQ.
                         PRYOR, CASHMAN, SHERMAN & FLYNN
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100
                           (212) 326-0806 (FACSIMILE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                              Proposed              Proposed  maximum
Title of shares        Amount to              maximum                   aggregate                Amount of
     to be                be                aggregate price             offering                registration
   registered         registered              per unit                   price(1)                   fee
   ----------         ----------              --------                   --------                   ---
Preferred                                                             $500,000,000              $172,413.79
Stock(2)                                                               (5)                       (6)
Common Stock(3)
Warrants(4)

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.

(2) There are being registered hereunder an indeterminate number of shares of Preferred Stock of the Registrant as may be sold, from time to time, by the Registrant.

(3) There are being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as may be sold, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock of the Registrant as shall be issuable upon conversion of or in exchange for convertible Preferred Stock or Warrants registered hereby. No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for convertible Preferred Stock or Warrants.

(4) There are being registered hereunder an indeterminate number of Warrants to purchase either Preferred Stock or Common Stock of the Registrant as may be sold, from time to time, by the Registrant. Warrants may be sold separately or with the Preferred Stock or Common Stock.

(5) Or an equivalent amount in another currency or currencies or as determined by reference to an index or, if the securities are to be offered at a discount, the approximate proceeds to the Registrant.

(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The  following  table  sets  forth  estimated   expenses   (except  for
Commission and NASD fees) to be incurred in connection with the issuance and distribution of the securities being registered.


Commission Registration Fee                                        $172,413.79
NASD Fee                                                                     0
NYSE Listing Fee                                                     14,800,00
Printing and Engraving Expenses                                      50,000.00
Legal Fees and Expenses (other than Blue Sky)                       250,000.00
Accounting Fees and Expenses                                        175,000.00
Blue Sky Fees and Expenses (including fees of counsel)                5,000.00
Miscellaneous                                                        10,000.00
                                                                    ----------
         Total                                                     $677,213.79


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's officers and directors are indemnified under Maryland law, the Articles of Incorporation and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement of the Operating Partnership"), against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of the State of Maryland. The bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

         The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, or the director or officer was adjudged to be liable to the corporation for the act or omission. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

         The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, with specified exceptions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

         The Partnership Agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to its stockholders is limited under the Company's Articles of Incorporation.

         The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions of the Articles of Incorporation and the bylaws and Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

ITEM 16. EXHIBITS.

Exhibit
No.               Description

 1.1              Form of Underwriting Agreement for equity securities (1)
 3.1 Amended and Restated Articles of Incorporation of Cali Realty Corporation, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-79892)
 3.2 Articles of Amendment to the Amended and Restated Articles of Incorporation of Cali Realty Corporation
 3.3 Amended and Restated Bylaws of Cali Realty Corporation, incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-11 (Registration No. 33-79892)
 4.1              Form of Common Stock certificate, incorporated by reference to
                  Exhibit 5.1 to the Company's Registration Statement on Form 8-A, filed with the Commission on August 9, 1994
 4.2              Form of Common Stock Warrant Agreement (1)
 4.3              Form of Articles Supplementary for the Preferred Stock (1)
 4.4              Form of Preferred Stock Certificate (1)
 4.7              Form of Preferred Stock Warrant Agreement (1)
 5.1 Opinion of Swidler & Berlin, Chartered regarding the validity of the securities being registered
 8.1 Opinion of Pryor, Cashman, Sherman & Flynn regarding tax matters
12.1              Calculation of Ratios of Earnings to Fixed Charges (2)
23.1              Consent of Swidler & Berlin, Chartered (included as part of
                  Exhibit 5.1)
23.2 Consent of Pryor, Cashman, Sherman & Flynn (included as part of Exhibit 8.1)
23.3              Consent of Price Waterhouse LLP
23.4              Consent of Schonbraun, Safris, Sternlieb & Co., L.L.C. (2)

- ---------------

(1) To be filed by amendment.
(2) Previously filed.


ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to provide to the Underwriters, at the Closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt deliver to each purchaser.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant also hereby undertakes:

         (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that its incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of July, 1996.

                                                     CALI REALTY CORPORATION

                                                     By:  /s/ JOHN J. CALI
                                                          ----------------
                                                          JOHN J. CALI
                                                          CHAIRMAN OF THE BOARD

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: August 9, 1996                            /s/ Thomas A. Rizk
                                                   ------------------
                                                   Thomas A. Rizk
                                                   President, Chief Executive
                                                   Officer and Director

Dated: August 9, 1996                            /s/ Barry Lefkowitz
                                                   -------------------
                                                   Barry Lefkowitz
                                                   Vice President - Finance and
                                                   Chief Financial Officer

Dated: August 9, 1996                            /s/ Angelo R. Cali
                                                   ------------------
                                                   Angelo R. Cali
                                                   Director

Dated: August 9, 1996                            /s/ Edward Leshowitz
                                                   --------------------
                                                   Edward Leshowitz
                                                   Director

Dated: August 9, 1996                            /s/ Brendan T. Byrne
                                                   --------------------
                                                   Brendan T. Byrne
                                                   Director

Dated: August 9, 1996                            /s/ Kenneth A. DeGhetto
                                                   -----------------------
                                                   Kenneth A. DeGhetto
                                                   Director

Dated: August 9, 1996                            /s/ James W. Hughes
                                                   -------------------
                                                   James W. Hughes
                                                   Director

Dated: August 9, 1996                           /s/ Irvin D. Reid
                                                   -----------------
                                                   Irvin D. Reid
                                                   Director

Dated: August 9, 1996                           /s/ Alan Turtletaub
                                                   -------------------
                                                   Alan Turtletaub
                                                   Director

                                  EXHIBIT INDEX



Exhibit
No.               Description
- -------           -----------

1.1       Form of Underwriting Agreement for equity securities (1)
3.1       Amended and Restated Articles of Incorporation of
          Cali Realty Corporation, incorporated by reference to
          Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-79892)
3.2       Articles of Amendment to the Amended and Restated
          Articles of Incorporation of Cali Realty Corporation
3.3       Amended and Restated Bylaws of Cali Realty
          Corporation, incorporated by reference to Exhibit 3.4
          to the Company's Registration Statement on Form S-11
          (Registration No. 33-79892)
4.1       Form of Common Stock certificate, incorporated by reference to Exhibit
          5.1 to the Company's Registration Statement on Form 8-A, filed with the Commission on August 9, 1994
4.2       Form of Common Stock Warrant Agreement (1)
4.3       Form of Articles Supplementary for the Preferred Stock (1)
4.4       Form of Preferred Stock Certificate (1)
4.7       Form of Preferred Stock Warrant Agreement (1)
5.1 Opinion of Swidler & Berlin, Chartered regarding the validity of the securities being registered
8.1 Opinion of Pryor, Cashman, Sherman & Flynn regarding tax matters
12.1      Calculation of Ratios of Earnings to Fixed Charges (2)
23.1 Consent of Swidler & Berlin, Chartered (included as part of Exhibit 5.1)
23.2 Consent of Pryor, Cashman, Sherman & Flynn (included as part of Exhibit 8.1)
23.3      Consent of Price Waterhouse LLP (2)
23.4      Consent of Schonbraun, Safris, Sternlieb & Co., L.L.C. (2)

- ---------------

(1)  To be filed by amendment.
(2)  Previously filed.